UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2011
Campbell Global Trend Fund, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-166321	27-1412568

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(Address of principal executive offices)
(410) 413-2600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Campbell Global Trend Fund, L.P. (the “Fund”) has appointed Horizon Cash Management LLC as cash manager (the “Cash Manager”) under the Investment Advisory Agreement dated January 7, 2011 to manage and control the liquid assets of the Fund. The cash manager is incorporated in the State of Illinois, USA, and is registered as an investment adviser with the Securities and Exchange Commission of the United States under the Investment Advisers Act of 1940.
In the event the asset size of the Fund, not required for margin purposes, is inadequate to provide a positive cost benefit outcome to the Fund, the trading advisor may elect to not use the cash manager and related custodian account.
The Non-Custody Investment Advisory Agreement appointing Wilmington Trust Investment Management LLC, a wholly owned subsidiary of Wilmington Trust Corporation, as cash manager, has been terminated by the Fund effective January 7, 2011.
Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description
10.8	Investment Advisory Agreement with Horizon Cash Management LLC, cash Manager for Campbell Global Trend Fund, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPBELL GLOBAL TREND FUND, L.P. By: Campbell & Company, Inc. General Partner
By:	/s/ Thomas P. Lloyd
Thomas P. Lloyd
General Counsel

January 11, 2011